UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 15, 2003
(Date of earliest event reported)

3M COMPANY
(Exact name of registrant as specified in its charter)

File No. 1-3285
(Commission File Number)

Delaware	41-0417775
(State of incorporation)	(I.R.S. Employer
Identification Number)
3M Center	55144-1000
St. Paul, Minnesota	(Zip Code)

(Address of principal executive offices)

Registrant's telephone, including area code:
(651) 733-1110

ITEM 5. OTHER EVENTS.

The exhibits filed herewith are exhibits to the Registration Statement on Form S-3 (file no. 333-109211) of 3M Company (the "Company"), filed with the Securities and Exchange Commission on September 29, 2003, covering $1,500,000,000 of Debt Securities of the Company. On December 12, 2003, the Company entered into a Distribution Agreement with Goldman Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC relating to the Company's Medium-Term Notes, Series D.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

EXHIBIT NO.	DESCRIPTION
1	Distribution Agreement
4.1	Form of Fixed Rate Medium-Term Note
4.2	Form of Floating Rate Medium-Term Note
23	Consent of Bobac Barjesteh

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY
By: /s/ Gregg M. Larson
Gregg M. Larson, Secretary

Dated: December 15, 2003

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
1	Distribution Agreement
4.1	Form of Fixed Rate Medium-Term Note
4.2	Form of Floating Rate Medium-Term Note
23	Consent of Bobac Barjesteh